CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
GST Telecommunications, Inc.


We consent to the use of our report included in Form 20-F, dated November 17, 1995 except for note 12(b) and (c) which are as of December 19, 1995 and November 20, 1995, respectively, incorporated herein by reference in the
Registration Statement of Form S-8, dated June 28, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                                  /S/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP


Portland, Oregon
June 28, 1996